EXHIBIT 3.2

                                                              As amended through
                                                                   June 15, 2005

                                     BYLAWS
                                       OF
                            AMES NATIONAL CORPORATION
                              (an Iowa Corporation)
                   (hereinafter referred to as "Corporation")

                                    ARTICLE 1
                                PRINCIPAL OFFICE
                                ----------------

     The location of the principal office of the Corporation in the State of Iowa will be identified in the Corporation's annual report filed with the Iowa Secretary of State.


                                    ARTICLE 2
                           REGISTERED OFFICE AND AGENT
                           ---------------------------

     The initial registered agent and office of the Corporation are set forth in the Articles of Incorporation. The registered agent or registered office, or both, may be changed by resolution of the Board of Directors.


                                    ARTICLE 3
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     Section 3.1 Annual Meeting.
                 --------------

     (a) The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the last Wednesday in April of each year at such place as the board of directors shall each year fix, or at such other place, time and date as the board of directors shall fix, which date shall be within the earlier of the first six months after the end of the Corporation's fiscal year or fifteen (15) months after the shareholders' last annual meeting.

     (b) At the annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than one hundred twenty
(120) calendar days in advance of the date specified in the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, a shareholder must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 3.1. Such shareholder's notice shall set forth
(i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E)any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section
3.1. At the request of the board of directors, any person nominated by a shareholder for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated by or at the direction of the board of directors or nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded. The name of any person nominated by a shareholder for election as a director in compliance with this Section 3.1(c) shall be submitted to the Corporation's nominating committee for evaluation in accordance with the nominating committee charter, provided that the nominating committee shall be entitled to exercise its discretion in determining whether, on the basis of such evaluation, to recommend the person to the board of directors as a nominee for election as a director.

     Section 3.2 Special Meetings.
                 ----------------

     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these bylaws shall mean as required from time to time by the Iowa Business Corporation Act or the articles of incorporation of the Corporation), may be called by the Chairman of the Board, President or the board of directors, and shall be called by the board of directors upon the written demand, signed, dated and delivered to the Secretary, of the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Such written demand shall state the purpose or purposes for which such meeting is to be called. The time, date and place of any special meeting shall be determined by the board of directors, by the Chairman of the Board, or by the President.

     Section 3.3 Notices and Reports to Shareholders.
                 -----------------------------------

     (a) Notice of the place, date and time of all meetings of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be communicated not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The board of directors may establish a record date for the determination of shareholders entitled to notice, as provided in section 3.5 of these bylaws. Notice of adjourned meetings need only be given if required by law or section 3.7 of these bylaws.

     (b) In the event (i) of the issuance, or the authorization for issuance of shares for promissory notes or promises to render services in the future, or
(ii) of any indemnification of or advancement of expenses to a director required by law to be reported to shareholders, the Corporation shall report the same to the shareholders with or before the notice of the next shareholders' meeting, including, in the case of issuance of shares, the number of shares and the consideration received.

     (c) In the event corporate action is taken without a meeting in accordance with section 3.12 of these bylaws by less than unanimous written consent, prompt notice of the taking of such corporate action shall be given to those shareholders who have not consented in writing.

     (d) If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote and the action is to be taken by consent of the voting shareholders, the Corporation shall give all shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that would have been required to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

     Section 3.4 Waiver of Notice.
                 ----------------

     (a) Any shareholder may waive any notice required by law or these bylaws if in writing and signed by any shareholder entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice to such shareholder in due time as required by law or these bylaws. Any such waiver shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     (b) A shareholder's  attendance at a meeting, in person or by proxy, waives
(i) objection to lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 3.5 Record Date.
                 -----------

     The board of directors may fix, in advance, a date as the record date for any determination of shareholders for any purpose, such date in every case to be not more than seventy (70) days prior to the date on which the particular action or meeting requiring such determination of shareholders is to be taken or held. If no record date is so fixed for the determination of shareholders, the close of business on the day before the date on which the first notice of a shareholders' meeting is communicated to shareholders or the date on which the board of directors authorizes a share dividend or a distribution (other than one involving a repurchase or reacquisition of shares), as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors selects a new record date or unless a new record date is required by law.

     Section 3.6 Shareholders' List.
                 ------------------

     After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

     Section 3.7 Quorum.
                 ------

     (a) At any meeting of the shareholders, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairperson of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time.

     (b) When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given in conformity with these bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     (c) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.


     Section 3.8 Organization.
                 ------------

     (a) The Chairman of the Board, or in the absence of the Chairman, the President, or in the President's absence, such person as the board of directors may have designated, or, in the absence of such a person, such person as shall be designated by the holders of a majority of the votes present at the meeting, shall call meetings of the shareholders to order and shall act as chairperson of such meetings.

     (b) The Secretary of the Corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the chairperson may appoint any person to act as secretary of the meeting.

     Section 3.9 Voting of Shares.
                 ----------------

     (a) Every shareholder entitled to vote may vote in person or by proxy. Except as provided in subsection (c) or unless otherwise provided by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Unless otherwise provided by law, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes for directors unless the articles of incorporation so provide.

     (b) The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the Corporation, on the record date fixed by law or pursuant to the provisions of section 3.5 of these bylaws.

     (c) Absent special circumstances, the shares of the Corporation held, directly or indirectly, by another corporation, are not entitled to vote if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation. The foregoing does not limit the power of the Corporation to vote any shares held by the Corporation in a fiduciary capacity.

     (d) Voting by shareholders on any question or in any election may be viva voce unless the chairperson of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder's name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.

     (e) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number is required by law.

     Section 3.10 Voting by Proxy or Representative.
                  ---------------------------------

     (a) At all meetings of the shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing, which appointment shall be effective when received by the secretary of the meeting or other officer or agent authorized to tabulate votes. An appointment of a proxy is valid for eleven months from the date of its execution, unless a longer period is expressly provided in the appointment form.

     (b) Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.

     Section 3.11 Inspectors.
                  ----------

     The board of directors in advance of any meeting of shareholders may (but shall not be obligated to) appoint inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer or person acting as chairperson of any such meeting may, and on the request of any shareholder or the shareholder's proxy, shall make such appointment. In case any person appointed as inspector shall fail to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting, or at the meeting by the officer or person acting as chairperson. The inspectors shall register proxies, determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may appear proper to conduct the election or vote with fairness to all shareholders. The maximum number of such inspectors appointed shall be three, and no inspector whether appointed by the board of directors or by the officer or person acting as chairperson need be a shareholder.

         Section 3.12 Action Without Meeting.
                      ----------------------

     Except as otherwise set forth in this section 3.12, any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting or vote if one or more consents in writing setting forth the action taken shall be signed and dated by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. Written consents from a sufficient number of shareholders must be obtained within sixty (60) days from the date of the earliest dated consent for such consents to be effective to take corporate action. Provided, however, a director shall not be removed by written consents unless written consents are obtained from the holders of all the outstanding shares of the Corporation. If not otherwise fixed by law or in accordance with these bylaws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs such a written consent.

         Section 3.13 Conduct of Business.
                      -------------------

     The chairperson of any meeting of shareholders shall determine the order of business and procedure at the meeting, including such regulation of the manner of voting and the conduct of business as seem to him or her to be in order.

                                    ARTICLE 4
                               BOARD OF DIRECTORS
                               ------------------

     Section 4.1 Qualifications and General Powers.
                 ---------------------------------

     No director is required to be an officer or employee or a shareholder of the Corporation or a resident of the State of Iowa. The business and affairs of the Corporation shall be managed under the direction of the board of directors. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 4.2 Number of Directors; Tenure.
                 ---------------------------

     The number of directors of the Corporation shall be no fewer than 5 nor more than 25, the exact number within such range to be determined from time to time by resolution of the board of directors. The board of directors shall not be authorized to change the range or to change to a fixed number of directors without the approval of the shareholders. Each director shall hold office until his or her successor shall have been elected and qualifies, or until his or her death, resignation or removal.

     Section 4.3 Quorum and Manner of Acting.
                 ---------------------------

     A quorum of the board of directors consists of a majority of the number of directors prescribed in accordance with section 4.2. If at any meeting of the board there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the board of directors.

      Section 4.4 Resignation.
                  -----------

     Any director of the Corporation may resign at any time by delivering written notice to the Chairman of the Board, the board of directors, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

     Section 4.5 Removal.
                 -------

     A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose in the manner prescribed by law.

     Section 4.6 Vacancies.
                 ---------

     Any vacancy occurring in the board of directors through death, resignation, removal or any other cause, including an increase in the number of directors, may be filled by the shareholders or by the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of the remaining directors.

     Section 4.7 Compensation of Directors.
                 -------------------------

     The directors may be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the board of directors and the board may fix the compensation of directors from time to time by resolution of the board.

     Section 4.8 Place of Meetings, etc.
                 ----------------------

     The board of directors may hold its meetings at such place or places within or without the State of Iowa, as the board may from time to time determine.

     Section 4.9 Annual Meeting.
                 --------------

     The board of directors shall meet the second Wednesday of May of each year at such a place and time as the Board shall fix, for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.

     Section 4.10 Regular  Meetings.
                  ----------------

     Regular meetings of the board of directors shall be held at such place and at such times as the board of directors shall by resolution fix and determine from time to time. No notice shall be required for any such regular meeting of the board.

     Section 4.11  Special Meetings; Notice.
                   ------------------------

     (a) Special meetings of the board of directors shall be held whenever called by direction of the Chairman of the Board, the President, or one-third (1/3) of the directors at the time being in office.

     (b) Notice of each such meeting shall be communicated to each director at least two (2) days before the date on which the meeting is to be held. Each notice shall state the date, time and place of the meeting and maybe made by telephone, letter, or in person. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even without any notice, any business may be transacted.

     Section 4.12 Waiver of Notice.
                  ----------------

     A director may waive any notice required by law or these bylaws if in writing and signed by a director entitled to such notice, whether before or after the date and time stated in such notice. Such a waiver shall be equivalent to notice in due time as required by these bylaws. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 4.13 Director's Assent Presumed.
                  --------------------------

     A director of the Corporation who is present at a meeting of its board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 4.14  Order of Business.
                   -----------------

     (a) At meetings of the board of directors, business shall be transacted in such order as, from time to time, the board of directors may determine by resolution.

     (b) At all meetings of the board, the Chairman of the Board, or in his or her absence, the President, or in the President's absence the most senior Vice President present, or otherwise the person designated by the vote of a majority of the directors present shall preside.

     Section 4.15 Action Without Meeting.
                  ----------------------

     Any action required or permitted by law to be taken at any meeting of the board of directors may be taken without a meeting if the action is taken by all members of the board and if one or more consents in writing describing the action so taken shall be signed by each director then in office and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

     Section 4.16 Committees.
                  ----------

     (a) The board of directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may establish one or more committees, each committee to consist of two (2) or more directors appointed by the board of directors. Any such committee shall serve at the will of the board of directors. Each such committee shall have the powers and duties delegated to it by the board of directors. The board of directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or the chairperson of such committee. Each such committee shall fix its own rules governing the conduct of its activities as the board of directors may request.

     (b) A committee of the board shall not: (i) authorize distributions by the Corporation; (ii) approve or propose to shareholders of the Corporation action that the law requires be approved by shareholders; (iii) fill vacancies on the board of directors of the Corporation or on any of its committees; (iv) amend the articles of incorporation of the Corporation; (v) adopt, amend or repeal bylaws of the Corporation; (vi) approve a plan of merger not requiring shareholder approval; (vii) authorize or approve reacquisition of shares by the Corporation, except according to a formula or method prescribed by the board of directors; or (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the board of directors.


                                    ARTICLE 5
                                    OFFICERS
                                    --------

     Section 5.1 Executive Officers.
                 ------------------

     The executive officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer and such other officers as may from time to time be appointed by the board of directors. One person may hold the offices and perform the duties of any two or more of said offices. In its discretion, the board of directors may delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the board of directors may leave unfilled for any such period as it may fix, any office except those of President, Treasurer and Secretary. The officers of the Corporation shall be appointed annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until the next succeeding annual meeting of the board of directors and until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed.

     Section 5.2 Resignation  and Removal.
                 ------------------------

     An officer may resign at any time by delivering notice to the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. Any officer may be removed by the board of directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section  5.3 Power and Duties of the  President.
                  ----------------------------------

     Subject to the control of the board of directors, the President shall have general charge of and direct the operations of the Corporation and shall be the chief executive officer of the Corporation. The President shall keep the board of directors fully informed and shall freely consult with them concerning the business of the Corporation in his or her charge. He or she shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as may be deemed necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by the board of directors, and with the Secretary may sign all certificates for the shares of the capital stock of the Corporation. The President may sign in the name of the Corporation reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business. He or she shall perform all duties as from time to time may be assigned by the board of directors. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders or the board of directors.

     Section 5.4 Power and Duties of the Chairman of the Board.
                 ---------------------------------------------

     The Chairman of the Board shall, when present, preside at all meetings of the shareholders and shall preside at all meetings of the board of directors. He or she shall perform all duties incident to the office of Chairman of the Board as herein defined, and all such other duties as from time to time may be assigned by the board of directors.

     Section 5.5 Powers and Duties of the Vice President(s).
                 ------------------------------------------

     In the absence of the President or in the event of the death, inability or refusal to act of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the President or by the board of directors.

     Section 5.6 Powers and Duties of the  Secretary.
                 -----------------------------------

     The Secretary shall (a) keep minutes of all meetings of the shareholders and of the board of directors; (b) authenticate records of the Corporation and attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; (c) be custodian of the corporate seal, if any, the stock certificate books and such other books, records and papers as the board of directors may direct; (d) keep a stock record showing the names of all persons who are shareholders of the Corporation, their post office addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten (10) days before each shareholders' meeting, prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (e) sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been duly authorized; and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or the board of directors.

     Section 5.7 Powers and Duties of the  Treasurer.
                 -----------------------------------

     The Treasurer shall (a) have custody of and be responsible for all moneys and securities of the Corporation, shall keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition and shall see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (b) deposit in the name of the Corporation in such depository or depositories as are approved by the board of directors, all moneys that may come into the Treasurer's hands for the Corporation's account; (c) prepare annual financial statements that include a balance sheet as of the end of the fiscal year and an income statement for that year; and (d) in general, perform such duties as may from time to time be assigned to the Treasurer by the President or by the board of directors.

     Section 5.8 Assistants.
                 ----------

     There  shall  be  such  number  of  Assistant   Secretaries  and  Assistant
Treasurers as the board of directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary, or the Treasurer, respectively, or by the President or the board of directors. The board of directors shall have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer, whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.

                                    ARTICLE 6
                       SHARES, THEIR ISSUANCE AND TRANSFER
                       -----------------------------------

     Section 6.1 Consideration for Shares.
                 ------------------------

     The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate.

     Section 6.2 Certificates for Shares.
                 -----------------------

     Every shareholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the board of directors shall prescribe, certifying the number and class of shares of the Corporation owned by such shareholder.

     Section 6.3 Execution of Certificates.
                 -------------------------

     The certificates for shares of stock shall be numbered in the order in which they shall be issued and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The signatures of the President or Vice President and the Secretary or Assistant Secretary or other persons signing for the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer or employee or agent at the date of its issue.

     Section 6.4 Share Record.
                 ------------

     A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the board of directors, of the names and addresses of all shareholders and the number and class of shares held by each represented by such certificates and the respective dates thereof and in case of cancellation, the respective dates of cancellation.

     Section 6.5 Cancellation.
                 ------------

     Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in section 6.8 of these bylaws.

     Section 6.6 Transfers of Stock.
                 ------------------

     Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

     Section 6.7  Regulations.
                  -----------

     The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with law, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

     Section 6.8 Lost, Destroyed, or Mutilated Certificates.
                 ------------------------------------------

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                                    ARTICLE 7
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS
                      -------------------------------------

     Section 7.1 Contracts.
                 ---------

     The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 7.2 Loans.
                 -----

     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 7.3 Checks, Drafts, etc.
                 -------------------

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the President or such other officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the President or by resolution of the board of directors.

                                    ARTICLE 8
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Section 8.1 Facsimile Signatures.
                 --------------------

     In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the board of directors or a committee thereof.

     Section 8.2 Corporate  Seal.
                 ---------------

     The Corporation may adopt an official seal.

     Section 8.3 Fiscal Year.
                 -----------

     The fiscal year of the Corporation shall be from the first day of January through the last day of December.

     Section 8.4  Corporate  Records.
                  ------------------

     The books and records of the Corporation shall be kept (except that the shareholder list must also be kept at the places described in section 3.6 of these bylaws) at the principal office of the Corporation.

     Section 8.5 Voting of Stocks Owned by the Corporation.
                 -----------------------------------------

     In the absence of a resolution of the board of directors to the contrary, the President and any Vice President acting within the scope of his or her authority as provided in these bylaws, are authorized and empowered on behalf of the Corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The board of directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

     Section 8.6 Shareholders' Right to Information.
                 ----------------------------------

     (a) A shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation:

        (i) Articles or restated articles of incorporation and all amendments currently in effect;

        (ii) Bylaws or restated bylaws and all amendments currently in effect;

        (iii)Resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

        (iv) Minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting, for the past three (3) years;

        (v) All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three (3) years;

        (vi) A list of the names and business addresses of the Corporation's current directors and officers; and

        (vii)The Corporation's most recent annual report delivered to the Iowa Secretary of State. Provided the shareholder shall have given the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy.

     (b) If a shareholder makes a demand in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and the record requested is directly connected with the shareholder's stated purpose, then the shareholder shall be entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation provided the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy any of the following:

        (i) Excerpts from minutes of any meeting of the board of directors, records of any actions of a committee of the board of directors while acting in place of the board of directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the board of directors without a meeting to the extent not subject to inspection under paragraph (a) above;

        (ii) Accounting records of the Corporation; and

        (iii)The record of shareholders of the Corporation.

     (c) Upon written request from a shareholder, the Corporation, at its expense, shall furnish to that shareholder the annual financial statements of the Corporation, including a balance sheet and income statement and, if the annual financial statements are reported upon by a public accountant, that report must accompany them.

     (d) The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge shall not exceed the estimated cost of production or reproduction of the records.

                                    ARTICLE 9
                                   AMENDMENTS
                                   ----------

     Section 9.1  Amendments to Bylaws.
                  --------------------

     These bylaws may be amended or repealed by the board of directors or by the shareholders; provided, however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the board of directors.